 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): 11/13/2024

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 Six Forks Road, Raleigh, North Carolina 27609
(Address of principal executive offices) (Zip Code)

(540) 362-4911
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	AAP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02 Results of Operations and Financial Condition.

On November 14, 2024, Advance Auto Parts, Inc. (the "Company") issued a press release setting forth its financial results for its third quarter ended October 5, 2024. The press release is furnished as Exhibit 99.1 to this Report and is hereby incorporated by reference in this Item 2.02.

As provided in General Instruction B.2 of Form 8-K, the information and exhibit contained in this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 13, 2024, the Company’s Board of Directors approved a restructuring and asset optimization plan designed to improve the Company’s profitability and growth potential and streamline its operations. This plan anticipates closure of approximately 500 stores, approximately 200 independent locations and four distribution centers by mid-2025, as well as headcount reductions.

The costs that will be incurred as a result of the Company’s plan include severance and employee benefit costs, voluntary termination benefits, and other exit costs that qualify as exit and disposal costs under U.S. GAAP. Additionally, the Company expects to incur costs related to the closure of stores, independent locations and distribution centers, including asset-related charges, lease termination fees and other incremental costs to exit facilities. The Company currently estimates that it will incur approximately $350 million to $750 million of total costs, including (a) cash costs consisting of (i) approximately $45 million of involuntary and voluntary severance costs and benefits, (ii) a range of approximately $100 - $250 million of net costs associated with lease terminations, and (iii) a range of approximately $130 - $150 million of other closure-related costs, including closure costs for stores and distribution centers and related consultant fees, and (b) a range of approximately $75 - $350 million of asset-related charges and other non-cash costs. The costs that the Company expects to incur are preliminary and subject to a number of assumptions, and actual expenses may differ materially from the estimates disclosed above.

Forward Looking Statements:

This Current Report on Form 8-K contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause the company’s actual results to differ materially from those indicated in the forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements about the company’s strategic plans, its restructuring and asset optimization plans, and the estimated amounts and types of costs the company will incur in connection with such plans. Forward-looking statements reflect the company’s views based on historical results, current information and assumptions related to future developments and decisions. Except as may be required by law, the company undertakes no obligation to update any forward-looking statements made herein. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. They include, among others, the company’s ability to hire, train and retain qualified employees, the timing and implementation of strategic initiatives, risks associated with the company’s restructuring and asset optimization plans, deterioration of general macroeconomic conditions, risks relating to the impairment of assets, including intangible assets such as goodwill, complexities in the company’s inventory and supply chain and challenges with transforming and growing its business. Please refer to “Item 1A. Risk Factors” of the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as updated by the company’s subsequent filings with the SEC, for a description of these and other risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release, dated November 14, 2024, issued by Advance Auto Parts, Inc.
101.1	Pursuant to Rule 406 of Regulation S-T, the cover page to this Current Report on Form 8-K is formatted in Inline XBRL.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document included in Exhibit 101.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.

November 14, 2024	/s/ Ryan P. Grimsland
Ryan P. Grimsland
Executive Vice President, Chief Financial Officer